As filed with the Securities and Exchange Commission on May 31, 2022.
Registration No. 333-169433

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 4 TO FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KKR & CO. INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	88-1203639 (I.R.S. Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, including zip code, and telephone number, including area code, of principal executive offices)

David J. Sorkin, Esq.
General Counsel
KKR & Co. Inc.
30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this  Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(e) under the Securities Act, check the following box .  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 (on Form S-3) to Form S-1 (this “Amendment”) to the Registration Statement (File No. 333-169433) (as amended by Post-Effective Amendment No. 3 (on Form S-3)  to Form S-1, Post-Effective Amendment No. 2 (on Form S-3) to Form S-1 and Post-Effective Amendment No. 1 to Form S-1, the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by KKR & Co. Inc. (formerly “KKR Aubergine Inc.”), a Delaware corporation (the “Successor Registrant”), as the successor registrant to KKR Group Co. Inc. (formerly “KKR & Co. Inc.”), a Delaware corporation (the “Predecessor Registrant”), to reflect a holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “Reorganization”).

The Reorganization was completed on May 31, 2022 pursuant to the Agreement and Plan of Merger, dated as of May 31, 2022 (the “Merger Agreement”), among the Successor Registrant, the Predecessor Registrant and KKR Aubergine Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”) and a direct wholly-owned subsidiary of the Successor Registrant, pursuant to which Merger Sub II merged with and into the Predecessor Registrant, with the Predecessor Registrant surviving as a direct wholly owned subsidiary of the Successor Registrant (“Merger”). The Successor Registrant changed its name from “KKR Aubergine Inc.” to “KKR & Co. Inc.” and the Predecessor Registrant changed its name from “KKR & Co. Inc.” to “KKR Group Co. Inc.”

In accordance with the terms of the Merger Agreement, (i) each share of common stock, $0.01 par value, of the Predecessor Registrant (the “Predecessor Registrant Common Stock”) (and each unit convertible into a share of the Predecessor Registrant Common Stock) outstanding immediately prior to the effective time of the Merger (the “Merger Effective Time”) was converted automatically into one validly issued, fully paid and non-assessable share of common stock, $0.01 par value, of the Successor Registrant (the “Successor Registrant Common Stock”) (or, as applicable, the right to receive one share of the Successor Registrant Common Stock), (ii) each share of Series C Mandatory Convertible Preferred Stock, $0.01 par value, of the Predecessor Registrant outstanding immediately prior to the Merger Effective Time was converted automatically into one validly issued, fully paid and non-assessable share of Series C Mandatory Convertible Preferred Stock, $0.01 par value, of the Successor Registrant, and (iii) the sole share of Series I Preferred Stock, $0.01 par value, of the Predecessor Registrant outstanding immediately prior to the Merger Effective Time was converted into one validly issued, fully paid and non-assessable share of Series I Preferred Stock, $0.01 par value, of the Successor Registrant, in each case having the same designations, rights, powers, and preferences, and the qualifications, limitations, and restrictions as the corresponding class and series of capital stock so converted. Immediately prior to the Merger Effective Time, all outstanding shares of Series II Preferred Stock, $0.01 par value, of the Predecessor Registrant were cancelled and extinguished for no consideration. The Successor Registrant adopted organizational documents substantially identical to those of the Predecessor Registrant and assumed certain obligations of the Predecessor Registrant, in each case, to enable the Successor Registrant to offer and sell the securities listed in the Registration Statement on the same terms and conditions as the Predecessor Registrant prior to the Reorganization.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Successor Registrant hereby expressly adopts the Registration Statement as its own registration statement except as amended by this Amendment, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing of the original Registration Statement.
1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of the expenses incurred by the Registrant in connection with a distribution of the common stock being registered hereby. All amounts except the filing fee are estimated.

Filing Fee—Securities and Exchange Commission (previously paid)	$346,002
Fees and Expenses of Counsel	350,000
Fees and Expenses of Accountants	125,000
Miscellaneous Expenses	90,000
Total	$911,002

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The information set forth in this item is incorporated by reference from Item 15 of the Registration Statement on Post-Effective Amendment No. 3 to Form S-1 on Form S-3, File No. 333-169433, effective as of July 10, 2018, as amended.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b)     Financial Statement Schedules. None.

ITEM 17.    UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of May 31, 2022, among the Predecessor Registrant, the Successor Registrant and Merger Sub II (incorporated by reference to Exhibit 2.1 to the Successor Registrant’s Current Report on Form 8-K (File No. 001-34820) filed on May 31, 2022).

3.1
Amended and Restated Certificate of Incorporation of KKR & Co. Inc. (incorporated by reference to Exhibit 3.1 to the Successor Registrant’s Current Report on Form 8-K (File No. 001-34820) filed on May 31, 2022).

3.2	Amended and Restated Bylaws of KKR & Co. Inc. (incorporated by reference to Exhibit 3.2 to the Successor Registrant’s Current Report on Form 8-K (File No. 001-34820) filed on May 31, 2022).
4.1
Third Amended and Restated Exchange Agreement, dated as of January 1, 2020, among KKR Group Partnership L.P., KKR Holdings L.P., KKR & Co. Inc. and KKR Group Holdings Corp. (incorporated by reference to Exhibit 10.3 to the Predecessor Registrant’s Current Report on Form 8-K filed on January 2, 2020).

4.2
Registration Rights Agreement dated July 14, 2010, by and among KKR & Co. L.P., KKR Holdings L.P. and the persons from time to time party thereto (incorporated by reference to Exhibit 10.2 to the Predecessor Registrant’s Current Report on Form 8-K filed on July 20, 2010).

5.1	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 (on Form S-3) to Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 31, 2022.

KKR & Co. Inc.

By:	/s/ Robert H. Lewin
	Name:	Robert H. Lewin
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Henry R. Kravis, George R. Roberts, Joseph Y. Bae, Scott C. Nuttall, Robert H. Lewin, David J. Sorkin and Christopher B. Lee and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement on Form S-3 of the Successor Registrant (as successor registrant to the Predecessor Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”)) under Registration File No. 333-169433, and to make such changes in and additions and amendments to such Registration Statement (including any further post-effective amendments, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 4 (on Form S-3) to Form S-1 to the Registration Statement and powers of attorney have been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Henry R. Kravis	Co-Executive Chairman, Director	May 31, 2022
Henry R. Kravis

/s/ George R. Roberts	Co-Executive Chairman, Director	May 31, 2022
George R. Roberts

/s/ Joseph Y. Bae	Director, Co-Chief Executive Officer (principal executive officer)	May 31, 2022
Joseph Y. Bae

/s/ Scott C. Nuttall	Director, Co-Chief Executive Officer (principal executive officer)	May 31, 2022
Scott C. Nuttall

/s/ Adriane M. Brown	Director	May 31, 2022
Adriane M. Brown

/s/ Matthew R. Cohler	Director	May 31, 2022
Matthew R. Cohler

/s/ Mary N. Dillon	Director	May 31, 2022
Mary N. Dillon

/s/ Joseph A. Grundfest	Director	May 31, 2022
Joseph A. Grundfest

/s/ Arturo Gutiérrez Hernández	Director	May 31, 2022
Arturo Gutiérrez Hernández

/s/ John B. Hess	Director	May 31, 2022
John B. Hess

/s/ Dane E. Holmes	Director	May 31, 2022
Dane E. Holmes

/s/ Xavier B. Niel	Director	May 31, 2022
Xavier B. Niel

/s/ Patricia F. Russo	Director	May 31, 2022
Patricia F. Russo

/s/ Thomas M. Schoewe	Director	May 31, 2022
Thomas M. Schoewe

/s/ Robert W. Scully	Director	May 31, 2022
Robert W. Scully

/s/ Evan T. Spiegel	Director	May 31, 2022
Evan T. Spiegel

/s/ Robert H. Lewin	Chief Financial Officer (principal financial and accounting officer)	May 31, 2022
Robert H. Lewin